Exhibit 99.1

Cvent Announces First Quarter 2016 Financial Results
Revenue of $52.3 Million Increases 27.3% Year-Over-Year
TYSONS CORNER, Va - May 5, 2016 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management company, today announced its financial results for the first quarter ended March 31, 2016.

Reggie Aggarwal, founder and chief executive officer of Cvent, said, “We had a strong start to the year with first quarter revenue up 27.3% from a year ago, and momentum continuing in both the Event Cloud and Hospitality Cloud. We executed well in the quarter delivering better than expected earnings, as we continue to invest in our technology leadership and expanding our sales focus on enterprise-scale organizations. We are excited to be joining Vista Equity Partners, whose investment in Cvent will continue to position us to deliver innovative solutions that can transform the meetings and events industry.”
First Quarter 2016 Financial Highlights
Revenue

•	Total revenue was $52.3 million, an increase of 27.3% from the comparable period in 2015.

•	Event Cloud revenue was $36.4 million, an increase of 28.7% from the comparable period in 2015.

•	Hospitality Cloud revenue was $15.9 million, an increase of 24.1% from the comparable period in 2015.
Operating (Loss) Income

•	GAAP operating loss was $(1.0) million, compared to $(4.3) million in the comparable period in 2015.

•	Non-GAAP operating income was $3.0 million, compared to a loss of $(0.9) million in the comparable period in 2015.
Net (Loss) Income

•
GAAP net loss was $(1.2) million, compared to $(2.4) million for the comparable period in 2015. GAAP net loss per share was $(0.03), based on 42.1 million basic and diluted weighted average common shares outstanding, compared to $(0.06) for the comparable period in 2015, based on 41.2 million basic and diluted weighted average common shares outstanding.

•
Non-GAAP net income was $2.8 million, compared to $1.1 million in the comparable period in 2015. Non-GAAP net income per diluted share was $0.07, based on 43.4 million diluted weighted average common shares outstanding, compared to $0.03 for the comparable period in 2015, based on 43.2 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $8.9 million, representing an adjusted EBITDA margin of 17.0%, compared to $3.2 million, or an adjusted EBITDA margin of 7.8% in the comparable period in 2015.
Recent Business Highlights

•
Signed new enterprise solutions customers across the US and internationally, including a Fortune 50 technology company, a Forbes Global 1000 pharmaceutical company, and the subsidiary of a Fortune 50 healthcare company, as well as expansions or renewals with a Fortune 50 technology company, a Forbes Global 100 bank, a Fortune 100 healthcare company, and a Fortune 200 medical equipment company.

•
Attracted new mid-market event management customers including one of the largest U.S. community-based nonprofit organizations and The International Air Cargo Association, and renewed or expanded agreements with Association of American Medical Colleges, In-N-Out Burger, and California Public Employees Retirement System.

•
Experienced continued adoption of mobile app technology with new customers including Torchmark, Sun Life Assurance Co. of Canada, and Inc. Magazine. Organizations that renewed or expanded relationships include a Fortune 50 insurance company, Reckitt Benckiser, and the American Institute of CPA’s.

•
Added new Hospitality Cloud customers such as Palladium Hotel Group, and signed renewals or expansions with customers such as Fairmont Raffles Hotels International, Preferred Hotel Group, and other top hotel chains.

•
Entered into a definitive agreement to be acquired by Vista Equity Partners for approximately $1.65 billion. Pursuant to terms of the agreement, Cvent shareholders will receive $36.00 in cash for each share of common stock. The transaction, which is anticipated to close during the third quarter of 2016, is subject to the approval of a majority of the outstanding shares of Cvent and other customary closing conditions and regulatory approvals.

Business Outlook
Given the announcement made on April 18, 2016 regarding Cvent's entry into an agreement and plan of merger with Vista, the company will not provide outlook for its second quarter 2016 financial results. The company's previously issued financial guidance for full year 2016 should no longer be relied upon.
Conference Call Information
Given the announcement made on April 18, 2016 regarding Cvent's entry into an agreement and plan of merger with Vista, the company will not be hosting a conference call to discuss its first quarter 2016 financial results.
About Cvent, Inc.
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management company, with approximately 16,000 customers and 2,000 employees worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue expenses, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating (loss) income, Adjusted EBITDA, non-GAAP net (loss) income and non-GAAP net income per share.
We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business
Cvent excludes one or more of the following items from these non-GAAP financial measures:
Interest income. Cvent excludes this income from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Other expense. Cvent excludes this expense from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.
Depreciation and amortization. In accordance with GAAP, our expenses, including cost of revenue and operating expenses, include depreciation and amortization, which consists of depreciation of property, plant and equipment, amortization of capitalized software development costs and amortization of intangible assets. Cvent excludes these expenses from certain of its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with depreciation and amortization.
Losses on divested businesses. Cvent’s non-GAAP financial measures exclude losses on divested businesses. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with divested businesses.
Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.
Foreign currency remeasurement and transaction gains (losses). Cvent’s non-GAAP financial measures exclude these gains and losses primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the gains and losses associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive Loss instead of through our Consolidated Balance Sheets, where translation gains and losses from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar gains and losses through their Consolidated Balance Sheets.

Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, drafting and negotiating definitive agreements, valuation, earn-out payments, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.
Additional Information and Where to Find It
In connection with the proposed merger transaction, Cvent has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Cvent will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF CVENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT CVENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CVENT AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Cvent with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Cvent’s website (http://investors.cvent.com) or by writing to Cvent’s Investor Relations at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, Virginia 22102.
Participants in the Solicitation
Cvent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cvent’s stockholders with respect to the transaction. Information about Cvent’s directors and executive officers and their ownership of Cvent’s common stock is set forth in Cvent’s preliminary proxy statement on Schedule 14A filed with the SEC on May 4, 2016, and Cvent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on March 1, 2016, as amended by Form 10-K/A filed on April 29, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the proposed merger transaction.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the timing of the pending merger with Papay Merger Sub, Inc., an affiliate of Vista Equity Partners, our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net (loss) income and profitability margins for Cvent’s first quarter ended March 31, 2016; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; the uncertainty associated with the time and cost of the process to transition a new Chief Financial Officer and the impact of the transition; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to prevent or mitigate any disruption in our service on our websites, mobile applications or in our computer systems; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Contact:
Garo Toomajanian
ICR
ir@cvent.com
703-226-3610

Cvent, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	3/31/2016	12/31/2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$157,834	$118,662
Restricted cash	—	378
Short-term investments	19,284	26,799
Accounts receivable, net of reserve of $359 and $248, respectively	26,622	30,483
Prepaid expense and other current assets	13,756	17,175
Total current assets	217,496	193,497
Property and equipment, net	24,015	24,416
Capitalized software development costs, net	25,532	24,039
Intangible assets, net	15,999	17,055
Goodwill	38,900	38,940
Other assets, non-current, net	4,788	3,653
Total assets	$326,730	$301,600
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,250	$1,692
Accrued expenses and other current liabilities	28,820	29,241
Deferred revenue	98,258	77,524
Total current liabilities	130,328	108,457
Deferred tax liabilities, non-current	2,393	2,347
Deferred rent, non-current	11,349	11,527
Other liabilities, non-current	5,590	4,988
Total liabilities	149,660	127,319
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at March 31, 2016 and December 31, 2015; zero issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at March 31, 2016 and December 31, 2015; 42,705,999 and 42,523,229 shares issued and 42,185,785 and 42,003,015 outstanding at March 31, 2016 and December 31, 2015, respectively	43	43
Treasury stock	(3,966)	(3,966)
Additional paid-in capital, as adjusted (2015)	224,008	219,914
Accumulated other comprehensive loss	(381)	(274)
Accumulated deficit, as adjusted (2015)	(42,634)	(41,436)
Total stockholders’ equity	177,070	174,281
Total liabilities and stockholders’ equity	$326,730	$301,600

Cvent, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$52,318	$41,106
Cost of revenue[1]	14,606	14,602
Gross profit	37,712	26,504
Operating expenses:
Sales and marketing[1]	18,771	17,740
Research and development[1]	10,364	5,035
General and administrative[1]	9,068	7,967
Intangible asset amortization, excluding cost of revenue	737	293
Gain from foreign currency transactions	(214)	(186)
Total operating expenses	38,726	30,849
Loss from operations	(1,014)	(4,345)
Interest income	552	544
Other expense	—	(426)
Loss before income taxes	(462)	(4,227)
Provision for (benefit from) income taxes	736	(1,875)
Net loss	$(1,198)	$(2,352)
Net loss per common share:
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)
Weighted average common shares outstanding—basic	42,061,527	41,236,164
Weighted average common shares outstanding—diluted	42,061,527	41,236,164
Other comprehensive loss:
Foreign currency translation loss	(107)	(45)
Comprehensive loss	$(1,305)	$(2,397)

[1]Stock-based compensation expense included in the above:
Cost of revenue	$453	$475
Sales and marketing	1,230	1,030
Research and development	1,122	745
General and administrative	818	556
Total	$3,623	$2,806

Cvent, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net loss	$(1,198)	$(2,352)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,898	4,059
Loss on asset disposal	—	436
Foreign currency transaction gain	(1)	(23)
Stock-based compensation expense	3,623	2,806
Deferred taxes	47	(1,472)
Change in operating assets and liabilities:
Accounts receivable, net	3,755	7,316
Prepaid expenses and other assets	2,574	(3,352)
Accounts payable, accrued expenses and other liabilities	1,369	2,897
Deferred revenue	21,583	4,072
Net cash provided by operating activities	37,650	14,387
Investing activities:
Purchase of property and equipment	(1,228)	(773)
Capitalized software development costs	(5,390)	(4,724)
Net maturities (purchases) of short-term investments	7,515	(331)
Acquisition and acquisition-related consideration payments	—	(17)
Restricted cash	378	(8)
Net cash provided by (used in) investing activities	1,275	(5,853)
Financing activities:
Proceeds from exercise of stock options	466	237
Net cash provided by financing activities	466	237
Effect of exchange rate changes on cash and cash equivalents	(219)	(123)
Change in cash and cash equivalents	39,172	8,648
Cash and cash equivalents, beginning of period	118,662	144,544
Cash and cash equivalents, end of period	$157,834	$153,192
Supplemental cash flow information:
Income tax (refund) paid	$(2,988)	$347
Supplemental disclosure of noncash investing activities:
Outstanding payments for purchase of property and equipment in accounts payable at period end	$228	$226

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three months ended March 31,
	2016	2015
Cost of revenue	$14,606	$14,602
Adjustments
Stock-based compensation expense	(453)	(475)
Costs related to acquisitions	(22)	—
Non-GAAP cost of revenue expenses	$14,131	$14,127

	Three months ended March 31,
	2016	2015
Sales and marketing	$18,771	$17,740
Adjustments
Stock-based compensation expense	(1,230)	(1,030)
Costs related to acquisitions	(108)	—
Non-GAAP sales and marketing expenses	$17,433	$16,710

	Three months ended March 31,
	2016	2015
Research and development	$10,364	$5,035
Adjustments
Stock-based compensation expense	(1,122)	(745)
Costs related to acquisitions	(99)	—
Non-GAAP research and development expenses	$9,143	$4,290

	Three months ended March 31,
	2016	2015
General and administrative	$9,068	$7,967
Adjustments
Stock-based compensation expense	(818)	(556)
Costs related to acquisitions	(497)	(871)
Gain on asset disposition	107	—
Non-GAAP general and administrative expenses	$7,860	$6,540

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share amounts and share counts)
(unaudited)

	Three months ended March 31,
	2016	2015
Net loss	$(1,198)	$(2,352)
Adjustments
Interest income	(552)	(544)
Provision for (benefit from) for income taxes	736	(1,875)
Depreciation and amortization expense	5,898	4,060
Other expense	—	426
Stock-based compensation expense	3,623	2,806
Foreign currency remeasurement and transaction gains	(214)	(186)
Costs related to acquisitions	726	871
Gain on asset disposition	(107)	—
Adjusted EBITDA	$8,912	$3,206

	Three months ended March 31,
	2016	2015
GAAP operating loss	$(1,014)	$(4,345)
Adjustments
Stock-based compensation expense	3,623	2,806
Foreign currency remeasurement and transaction gains	(214)	(186)
Costs related to acquisitions	726	871
Gain on asset disposition	(107)	—
Non-GAAP operating income (loss)	$3,014	$(854)

	Three months ended March 31,
	2016	2015
GAAP net loss	$(1,198)	$(2,352)
Adjustments
Stock-based compensation expense	3,623	2,806
Foreign currency remeasurement and transaction gains	(214)	(186)
Costs related to acquisitions	726	871
Gain on asset disposition	(107)	—
Non-GAAP net income	$2,830	$1,139
Non-GAAP diluted weighted average common shares outstanding	43,428,845	43,248,266
GAAP diluted weighted average common shares outstanding	42,061,527	41,236,164
Non-GAAP net income per diluted share	$0.07	$0.03
GAAP net income (loss) per diluted share	$(0.03)	$(0.06)